Exhibit 10.5

FORM OF LOCK-UP AGREEMENT

February 13, 2012

Rodman & Renshaw, LLC
1251 Avenue of the Americas, 20th Floor
New York, NY 10020

Ladies and Gentlemen:

Reference is made to the Placement Agency Agreement (the “Placement Agency Agreement”) dated February 12, 2012, between ADMA Biologics, Inc., a Delaware corporation (the “Company”), and Rodman & Renshaw, LLC, a Delaware limited liability company, as placement agent (the “Placement Agent”).  Pursuant to the Placement Agency Agreement, the Company is offering, through the Placement Agent, shares of Common Stock. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Placement Agency Agreement.

To induce the Placement Agent’s continuing efforts in connection with the transactions contemplated by the Placement Agency Agreement, the undersigned agrees that, without the Placement Agent's prior written consent, the undersigned will not, for a period commencing on the closing of the Merger and ending 180 days after such date (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, or otherwise dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into, exercisable for, or exchangeable for shares of Common Stock, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing restriction (i) shall not limit the right of the undersigned during the Lock-Up Period to make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into, exercisable for, or exchangeable for shares of Common Stock so long as there are no sales of such shares of Common Stock during the Lock-Up Period and (ii) shall include, without limitation, any securities issued to the undersigned in (i) the Offerings and (ii) the Merger in exchange for securities of the Company.

The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar relating to the transfer of the undersigned's shares of Common Stock except in compliance with the restrictions described above.

The provisions of this agreement may not be waived by the Placement Agent without the prior written consent of the Company.

This agreement shall terminate and be of no further force and effect if the Merger is not consummated by March 12, 2012.

This agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to such State’s principles of conflict of laws.  Delivery of a signed copy of this letter by facsimile transmission shall be effective as delivery of the original hereof.

Very truly yours,

By: _________________________
Name:
Title: